Exhibit 5.2

CLIFFORD CHANCE LLP
AVENUE LOUISE 65
BOX 2
1050 BRUSSELS
BELGIUM
TEL +32 2 533 5911
FAX +32 2 533 5959
www.cliffordchance.com

Materialise NV Technologielaan 15 3001 Leuven (Heverlee) Belgium	Your reference: Our reference: 80-40624906 Direct Dial: +32 2 533 5072 niek.depauw@cliffordchance.com 29 June 2018

Dear Sirs,

Materialise NV – F-3

We have acted as Belgian legal counsel to Materialise NV, a public limited liability company (“naamloze vennootschap die een openbaar beroep op het spaarwezen heeft gedaan”) incorporated under Belgian law with its registered office at Technologielaan 15, 3001 Leuven (Heverlee), Belgium, and enterprise number 0441.131.254 RPR/RPM Leuven (the “Company”), on certain legal matters of Belgian law in connection with the Company’s registration statement (the “Registration Statement”) on Form F-3 filed with the United States Securities and Exchange Commission relating to the registration under the United States Securities Act of 1933, as amended, of possible offerings from time to time by the Company of up to USD 250,000,000 in aggregate amount of the Company’s securities, which may include:

(a)	new ordinary shares without par value which may be issued by the Company (the “Ordinary Shares”);

(b)	new preference shares which may be issued by the Company (the “Preference Shares”);

(c)	new warrants to purchase the Company’s securities, which may be issued by the Company (the “Warrants”);

(d)	new rights to purchase the Company’s ordinary shares or preference shares, which may be issued by the Company (the “Rights”);

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NUMBER OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET, LONDON, E14 5JJ. A LIST OF THE NAMES OF THE MEMBERS AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN TO INSPECTION AT THIS OFFICE. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS.

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(e)	new debt securities which may be issued by the Company (the “Debt Securities”); and

(f)	new units comprising any of the foregoing securities, which may be issued by the Company (the “Units” and, together with the Ordinary Shares, Preference Shares, Warrants, Rights and Debt Securities, the “New Securities”).

1.	For the purpose of this opinion we have examined the following documents (the “Documents”):

(a)	the Registration Statement;

(b)	the prospectus of the Company included in the Registration Statement (the “Prospectus”); and

(c)	a copy of the coordinated articles of association of the Company as at 30 March 2018,

together with such other corporate documents and records of the Company and such other instruments, certificates and documents as we have considered it necessary or desirable.

2.	Our opinion is based upon the following assumptions:

(a)	the genuineness of all signatures, the authenticity of the Documents submitted to us as originals, the conformity to the originals of all Documents submitted to us as copies or in portable document format (PDF) and the authenticity of the originals of such Documents;

(b)	the Documents have been executed by the persons whose names are indicated thereon as being the names of the signatories or, if such names are not indicated, by the persons authorised to execute such Documents and we have assumed the legal capacity (“bekwaamheid”) of the natural persons executing such Documents;

(c)	the statements of facts contained in the Documents are accurate and complete;

(d)	that documents examined by us in draft or electronic form have been executed substantially in such form; and

(e)

upon issuance of any New Securities, (i) each of the Company and its subsidiaries will be in good standing, (ii) the New Securities will be issued by the Company in compliance with the then applicable provisions of the articles

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of association of the Company, the laws of Belgium and the governing law of such New Securities (if not Belgian law), and (iii) the agreements and all other documents applicable (including the Indenture, the Prospectus and any supplement thereto) to the issuance of the New Securities will not violate Belgian law, nor the Company’s articles of association.

3.	Based upon the above and subject to the qualifications set out below and to any matters not disclosed to us, we are, as at the date hereof, of the opinion that:

(a)	with respect to the Ordinary Shares and Preference Shares (together, the “Equity Securities”), when (i) the Company has taken all necessary action to approve the issuance of the Ordinary Shares and/or Preference Shares, the terms of the offering thereof and related matters, and (ii) the Ordinary Shares and/or Preference Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein, and assuming the total number of such issued Ordinary Shares or Preference Shares, together with such total number of Ordinary Shares or Preference Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of such authorized share capital under the Company’s articles of association then in effect, then such Ordinary Shares and/or Preference Shares will be validly issued, fully paid and non-assessable;

(b)

with respect to the Warrants and Rights, when (i) the Company has taken all necessary action to approve the issuance and terms of the Warrants and/or Rights, the terms of the offering and related matters and (ii) the Warrants and/or Rights have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement, purchase contract, or similar agreement approved by the Company, as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration therefor, if any, provided for therein and in accordance with the terms of the applicable agreement(s) approved by the Company, then the Warrants and/or Rights will be validly issued and will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting

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generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity;

(c)	with respect to the Debt Securities, when the applicable indenture relating to such Debt Securities (the “Indenture”) has been duly qualified, approved and executed and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and the terms of the offering thereof and related matters and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration thereof or provided for therein, and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, the Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity; and

(d)

with respect to the Units, when the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and the Units have been issued and delivered in accordance with the terms of the applicable agreement(s) approved by the Company, and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein and in any

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applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Units will be validly issued, fully paid, and non-assessable, and, except in the case of an Equity Security forming part of a Unit, will constitute valid and legally binding obligations of the Company in accordance with the terms thereof, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.

4.	In this opinion, Belgian legal concepts are expressed in English terms and not in their original Dutch or French terms; the concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions; all legal concepts used or referred to in this opinion should be exclusively interpreted according to their respective meaning under the laws of Belgium; in particular, as far as the word “non-assessable” is concerned, please note that this word has no legal meaning under the laws of Belgium and is used in this opinion only to mean that, with respect to the issuance of securities of the Company, a holder of the securities will have no obligation to pay any additional amount in excess of the subscription price.

5.	This opinion speaks as of its date and is confined to and is given solely on the basis of the laws of Belgium as presently in force, and as generally interpreted and applied by the Belgian courts and authorities on the same date. In this opinion, “enforceable” means that an obligation is of a type which the Belgian courts may enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the relevant documents or New Securities at all times. We do not give any opinion on tax matters, factual matters and financial assistance.

6.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission thereunder.

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7.	This opinion is addressed to and solely for the benefit of the Company and is not intended to create third party rights pursuant to the Belgian Civil Code and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law.

Very truly yours,

/s/ Clifford Chance LLP

Clifford Chance LLP